Exhibit 3(ii)

BYLAWS

OF

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC.

ARTICLE I

NAME OF CORPORATION;
LOCATION OF OFFICES AND SEAL

Section 1. Name. The name of the corporation is Siguler Guff Small Business Credit Opportunities Fund, Inc. (the "Corporation").

Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal (the "Seal") of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the Seal shall be subject to alteration by the Board of Directors and the Seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the Seal to any document requiring the same. Whenever the Corporation is permitted or required to affix its Seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a Seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of stockholders to elect directors and transact any other business within the Corporation's powers may be held at such time as is set by the Board of Directors.

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors (the "Chairman"), or Chief Executive Officer, or President, or by a majority of the Board of Directors, and shall be held at such time and place as may be stated in the notice of the meeting.

Special meetings of the stockholders may also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than thirty percent of all the votes entitled to be cast on such matter at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 3. Notice of Meetings. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Section 4. Quorum and Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or the chairman of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 5. Voting. Except as otherwise provided in the Articles of Incorporation of the Corporation (the "Charter") or by applicable law, at each stockholders' meeting each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and registered in his or her name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, except that no shares held by the Corporation shall be entitled to vote on any matter.

Except as otherwise provided in the Charter, these Bylaws, as required by provisions of the Investment Company Act of 1940, as amended (the "1940 Act") or as required under Maryland law, all matters shall be decided by a vote of the majority of the votes cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting.

The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 6. Validity of Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his or her duly authorized attorney or otherwise authorized in any manner permitted by Maryland law. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 8. Action Without Meeting. Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter sign a written consent to the action, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 9. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman or, in the case of a vacancy in the office or absence of the Chairman, by one of the following officers present at the meeting in the following order: the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary or, in the absence of such officers, a chairman of the meeting chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary or, in the Secretary's absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment or appointed person, an individual appointed by the chairman of the meeting shall act as secretary and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting.

Section 10. Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the "MGCL"), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. Except as otherwise provided by operation of law, by the Charter, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

Section 2. Number, Term and Resignation of Directors. Except for the initial Board of Directors, the Board of Directors shall consist of not fewer than three or more than seven directors, as specified by a resolution of a majority of the entire Board of Directors. Directors need not be stockholders of the Corporation. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. Election. Unless otherwise required by the 1940 Act, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Section 4. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal, or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that if, at any time that there are stockholders of the Corporation, immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly, and in any event within sixty days, for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any stockholders' meeting duly called at which a quorum is present, the stockholders may remove any director from office (either with or without cause) and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed director or directors. A majority of all the votes entitled to be cast for the election of directors is sufficient to remove a director or the entire Board of Directors.

Section 6. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business may be held at such time and place as the Board of Directors may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or without the State of Maryland. Except as otherwise provided in the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made, in the manner provided for notice of special meetings. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or by two or more directors, at the time and place (within or without the State of Maryland) specified in the respective notice or waivers of notice of such meetings. Notice of special meetings, stating the time and place, shall be (1) mailed to each director at his or her residence or regular place of business at least three days before the day on which a special meeting is to be held, or (2) delivered to him or her personally or transmitted to him or her by e-mail, telegraph, telecopy, telex, cable, or wireless at least one day before the meeting.

Section 8. Waiver of Notice. No notice of any meeting need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting) either before or after the time of the meeting.

Section 9. Quorum and Voting. At all meetings of the Board of Directors, the presence of one half or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that, at any time that there shall be more than one director on the Board of Directors, the presence of at least two directors shall be required to constitute a quorum. In the absence of a quorum, a majority of the directors present may adjourn or postpone the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Charter, or by these Bylaws.

Section 10. Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

ARTICLE IIIA

ADVISORY DIRECTORS

Section 1. Advisory Directors. The Board of Directors may elect one or more persons (who may or may not be officers of the Corporation) to serve as Advisory Directors of the Corporation. Advisory Directors shall attend meetings of the Board of Directors, and provide advice and assistance to the Board of Directors as requested. Advisory Directors will not be deemed members of the Board of Directors, and will not vote on any matter requiring a vote of the Board of Directors.

Section 2. Election, Removal, Etc. The election, tenure, qualifications, removal and resignation of Advisory Directors shall be governed by the provisions of Article V of these Bylaws dealing with the election, tenure, qualifications, removal and resignation of officers.

Section 3. Indemnification and Insurance. An Advisory Director shall be entitled to the same Indemnification and Insurance provided under Article IX of these Bylaws as that which would apply to an officer or director of the Corporation.

ARTICLE IV

COMMITTEES

Section 1. Organization. By resolution adopted by the Board of Directors, the Board of Directors may designate one or more committees of the Board of Directors, including an Executive Committee. The Chairman of such committees shall be elected by the Board of Directors. Each committee must be comprised of one or more members, each of whom must be a Director and shall hold committee membership at the pleasure of the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board of Directors may delegate to these committees any of its powers, except as limited by the MGCL and by the 1940 Act.

Section 2. Executive Committee. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board of Directors, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The Chief Executive Officer, President and Chairman shall automatically be members of the Executive Committee.

Section 3. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 4. Other Committees. The Board of Directors may appoint other committees of the Corporation, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation shall be a Chairman, Vice Chairman, Chief Executive Officer, President, Treasurer, and Secretary and may include one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 12 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 12 of this Article V, shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board of Directors. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation, except that no one person may serve concurrently as both President and Vice President. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer, other than the Chairman or Vice Chairman, need be a director.

Section 3. Vacancies and Newly Created Officers. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 12 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 4. Removal and Resignation. Any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer, the President, the Chairman, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect immediately upon delivery.

Section 5. Chief Executive Officer. The Chief Executive Officer shall preside at all stockholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees, and agents. Except as the Board of Directors may otherwise order, the Chief Executive Officer may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The Chief Executive Officer shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 6. President. The President shall actively manage the business, affairs and property of the Corporation and shall supervise its officers, employees and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 7. Chairman. The Chairman shall be the Chief Executive Officer of the Corporation and shall preside at all stockholders' meetings and at all meetings of the Board of Directors, and may be ex officio a member of all committees of the Board of Directors. Except as the Board of Directors may otherwise order, the Chairman may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The Chairman shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 8. Vice Chairman. The Vice Chairman shall be the President of the Corporation and, in the absence of the Chairman, shall preside at all stockholders' meetings and at all meetings of the Board of Directors. Except as the Board of Directors may otherwise order, the Vice Chairman may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The Vice Chairman shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 9. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. The Board of Directors may establish titles among the Vice Presidents denoting their relative seniority. At the request of, or in the absence or in the event of the disability of, the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 10. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board of Directors, an account of the financial condition of the Corporation and of all transactions as Treasurer; and as soon as possible after the close of each financial year the Treasurer shall make and submit to the Board of Directors a like report for such financial year. The Treasurer shall perform all acts incidental to the office of Treasurer, subject of the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 11. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates, and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 12. Subordinate Officers. The Board of Directors from time to time may appoint such other officers and agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

Section 13. Remuneration. The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 9 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 12 of this Article V.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates of Stock. The interest of each stockholder of the Corporation may be represented by certificates for shares of stock in such form as the Board of Directors may from time to time authorize; provided, however, the Board of Directors may, in its discretion, authorize the issuance of non-certificated shares. No certificate shall be valid unless it is signed by the Chairman, President, or a Vice President and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation, or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

In the event that the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

Section 2. Transfer of Shares. Subject to the provisions of the next sentence of this Section 2 of Article VI, Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative (i) upon surrender and cancellation of any certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The Board of Directors may, from time to time, adopt limitations and rules and regulations with reference to the transfer of the shares of stock of the Corporation to comply with the requirements of the Securities Act of 1933, as amended, or other applicable laws. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment or postponement thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall be within ninety days prior to the date on which the particular action requiring such determination will be taken, and (2) in the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors or any officer authorized by the Board of Directors may, in their discretion, require the owner of the lost, stolen, or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board of Directors or any such officer may direct and with such surety or sureties as may be satisfactory to the Board of Directors or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

FISCAL YEAR

The fiscal year for the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December.

ARTICLE VIII

CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having an aggregate capital, surplus, and undivided profits not less than fifty million dollars ($50,000,000) or such other financial institution or other entity as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors, or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 3. Other Arrangements. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule, or regulation.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify its present and past directors, officers, employees, and agents (including any "investment adviser" or "principal underwriter," as those terms are defined in the 1940 Act), and any persons who are serving or have served at the request of the Corporation as a director, officer, member, manager, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Section 2- 418 of the Code concerning corporations, as amended from time to time or any other applicable provisions of law. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described above. Notwithstanding anything herein to the contrary, no director, officer, investment adviser, or principal underwriter of the Corporation shall be indemnified in violation of Sections 17(h) and (i) of the 1940 Act. Expenses incurred by any such person in defending any proceeding to which he or she is a party to, or witness in, by reason of service in the above-referenced capacities shall be paid in advance or reimbursed by the Corporation to the full extent permitted by law, including Sections 17(h) and (i) of the 1940 Act.

Section 2. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 3. Amendment. No amendment, alternation, or repeal of this Article or the adoption, alteration, or amendment of any other provision of the Charter or Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal, or adoption.

ARTICLE X

AMENDMENTS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.